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                          PAUL MUELLER COMPANY
                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Paul Mueller Company (the "Company") hereby establishes a nonqua-lified deferred compensation plan (the "Plan") for certain of its employees, under the terms set forth below:

     1. NAME OF PLAN. This Plan shall be known as the "Paul Mueller Company Supplemental Executive Retirement Plan."

     2.  EFFECTIVE DATE.  This Plan shall be effective as of January 1,
1996.

     3. DEFINITIONS. Each of the following terms shall have the meaning given below:

         (a) "Committee" means the Compensation and Benefits Committee of the Company's Board of Directors.

         (b) "Participant" means an employee of the Company designated by the Committee to participate in this Plan.

         (c) "Retirement Plan" means the Paul Mueller Company Salaried and Clerical Employees Retirement Plan, as adopted by the Company, and as it may be amended from time to time.

         (d) "Retirement Plan Benefit" means the amount of benefit payable from the Retirement Plan to a Participant in the form of a single life annuity.

         (e) "Supplemental Retirement Benefit" means a benefit payable under the terms of this Plan.

         (f) Each of the following terms shall have the meaning set forth in the Retirement Plan:

              (i) "Actuarial Equivalent";

             (ii) "Beneficiary";

            (iii) "Deferred Retirement Date";

             (iv) "Early Retirement Date";

              (v) "Normal Retirement Date"; and

             (vi) "Spouse."

     4. CALCULATION OF SUPPLEMENTAL RETIREMENT BENEFIT. A Partici-pant's Supplemental Retirement Benefit shall be equal to the difference between:

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         (a) The Participant's Retirement Plan Benefit, disregarding any limitation on annual compensation imposed by Section 401(a)(17) of the Internal Revenue Code; and

         (b) The Participant's Retirement Plan Benefit, giving effect to any such limitation on annual compensation.

     5. VESTING. A Participant shall vest in his or her Supplemental Retirement Benefit at the same time and in the same manner as under the Retirement Plan.

     6.  FORM OF PAYMENT.  Except as provided in the remainder of this
Section 6, a Participant's Supplemental Retirement Benefit shall be paid at the same time and in the same form of payment as elected by the Par-ticipant with respect to benefits payable to the Participant under the Retirement Plan. Any Supplemental Retirement Benefit payable other than as a single life annuity for the Participant's lifetime shall be the Actuarial Equivalent of such a single life annuity. Notwithstanding the preceding provisions of this Section:

         (a) Under no circumstances may a Participant elect to receive his or her Supplemental Retirement Benefit under either the "Social Security Equalization Form" or the "Cash Option," as described in Sections 7.03 and 7.04 of the Retirement Plan, respectively (any such election under the Retirement Plan being deemed to be an elec-tion to receive the Participant's Supplemental Retirement Benefit in the form of a single life annuity); and

         (b) In lieu of the Retirement Plan's $3,500 threshold for in-voluntary lump-sum distributions, a Participant shall receive a lump-sum distribution of his or her Supplemental Retirement Benefit if, and only if, the monthly amount of such Supplemental Retirement Benefit, when expressed as a single life annuity for the Partici-pant's lifetime, is less than $500 per month.

     7. DEATH BENEFIT. If a vested Participant dies prior to beginning to receive a Supplemental Retirement Benefit, the Participant's Spouse shall receive a death benefit under this Plan. This benefit shall be equal to the difference between:

         (a) Fifty percent of the amount determined under Subsection 4(a) of this Plan; and

         (b) The amount of any Automatic Death Benefit the Spouse is entitled to receive under the Retirement Plan.

Any death benefit under this Plan shall be paid at the same time and in the same form of payment as under the Retirement Plan.

     8. PARTICIPANTS' RIGHTS UNSECURED. The right of a Participant or Beneficiary to receive a distribution under this Plan shall be an unse-cured claim against the general assets of the Company. Neither the Participant nor his or her Beneficiary shall have any right as against any specific assets of the Company, but shall instead have the status of a general unsecured creditor of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

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Benefits under this Plan may not be in any way encumbered or assigned by a Participant or Beneficiary.

     9. PAYMENTS TO INCOMPETENT PERSONS. Every person receiving or claiming a benefit under this Plan shall be presumed to be mentally com-petent and of age until the Committee receives reliable, written notice that such person is incompetent or a minor. Payments otherwise due a minor shall be paid to any custodial parent of such minor. Payments otherwise due any other incompetent person shall be paid to the guar-dian, conservator, or other legal representative of such person. In the event that the Committee is unable to locate a parent, guardian, conser-vator, or other legal representative of an incompetent person who is otherwise entitled to payment under the Plan, such payment shall be made to the individual determined by the Committee to have assumed financial responsibility for the care of such person. Before the initial payment is made to an individual designated in this Section, the minor or other legally incompetent person shall be notified of the Committee's intent to make such payment to that other individual. Any payment of a benefit in accordance with the provisions of this Section shall be in complete discharge of any liability to make such payment.

    10. AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend this Plan at any time, without the consent of the Participants or their Beneficiaries; provided, however, that no amendment shall divest any Participant or Beneficiary of any Supplemental Retirement Benefit already earned under the provisions of this Plan.

    11. TERMINATION OF THE PLAN. The Board of Directors of the Company may terminate this Plan at any time. No additional benefits shall be credited following termination of the Plan. Upon termination of the Plan, Participants' benefits shall be distributed in accordance with the other provisions of the Plan.

    12. EXPENSES. All costs of administering this Plan shall be paid by the Company.

    13. NOTICES. Any notice or election required or permitted to be given to the Committee hereunder shall be in writing, in the form pre-scribed by the Committee, and shall be deemed to be given:

         (a) On the date it is personally delivered to the Committee (or its designee); or

         (b) Three business days after it is sent by registered or cer-tified mail, addressed to the Committee (or its designee) at the Company's address.

    14. PLAN ADMINISTRATOR. The Committee shall be the "plan adminis-trator" for this Plan. As such, the Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the administrative discretion necessary to determine whether an individual meets the Plan's written eligibility requirements, and to interpret any other term contained in this document. The decision of the Committee on all matters within the scope of its authority shall be final and binding on all parties.

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    15.  GOVERNING LAW.  This Plan is established in the State of
Missouri. To the extent federal law does not apply, any questions arising under the Plan will be determined under the laws of the State of Missouri.

    IN WITNESS WHEREOF, the Company hereby adopts this Supplemental Executive Retirement Plan this 8th day of February, 1996.


                                    PAUL MUELLER COMPANY

                                    By:    /S/   Daniel C. Manna
                                           ---------------------------

                                    Title:          President
                                           ---------------------------

ATTEST:

By:    /S/   Donald E. Golik
       ---------------------------

Title:          Secretary
       ---------------------------

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